                                                                    EXHIBIT 99.1


           SHERI MIKSA NAMED PRESIDENT AND CHIEF OPERATING OFFICER OF
                            RUBIO'S RESTAURANTS INC.

    APPOINTMENT POSITIONS "FAST-CASUAL" RESTAURANT CHAIN FOR CONTINUED GROWTH


        CARLSBAD, CALIF. (SEPTEMBER 9, 2002) -- In a move expected to pave the way for continued growth, Rubio's Restaurants Inc. (Nasdaq: RUBO) today named Sheri Miksa as its new President and Chief Operating Officer. Ms. Miksa was previously Chief Operating Officer of Seattle Coffee Company. Ralph Rubio will retain his role as Chairman and CEO of the company.

        "I'm extremely excited to have someone as talented as Sheri join Rubio's management team. Sheri `s proven restaurant experience in key management, operations and marketing roles will serve Rubio's well, helping to move the company to the next level as we accelerate growth in the coming year," said Ralph Rubio.

        Ms. Miksa said "Rubio's is poised to enter into a new phase of its growth. I am excited about the fast-casual fresh Mexican grill category and this company's potential. I look forward to leading the team to the next level."

ABOUT SHERI MIKSA

        Sheri has over 20 years of foodservice, hospitality and brand management experience. Most recently, she served as Chief Operating Officer of Seattle Coffee Company, a subsidiary of AFC Enterprises, Inc. (Nasdaq: AFCE), a parent company of Seattle's Best Coffee(R), LLC, and Torrefazione Italia Coffee(R), LLC, based in Seattle. There, Ms. Miksa was responsible for profitability and strategic direction for the two brands, including company and franchise operations, marketing/product development and development services/system support.

        Prior to Seattle Coffee Company, Ms. Miksa served as Vice President, Operations, for LSG Sky Chefs, a leader in airline catering services, where she was responsible for operations, customer service, menu creation and strategic direction.

        Ms. Miksa also spent a number of years in key operational leadership roles with increasing P&L responsibility and oversaw 200+ locations at Taco Bell Corp., a subsidiary of YUM! Brands, Inc., (NYSE: YUM), one of the nation's leading Mexican quick service restaurant chains.

        Earlier, Ms. Miksa was employed in management or marketing positions at Aspencrest Hospitality Inc., Sceptre Hospitality Resources Inc., Frito Lay Inc., General Foods Corporation, and Atlantic Richfield Company.

        Ms. Miksa serves on the Board of the Women's Food Service Forum (WFF). She received her MBA from the Stanford Graduate School of Business.

ABOUT RUBIO'S RESTAURANTS

        Rubio's Baja Grill(R) is a leader in the high-quality, fast-casual Mexican segment of the restaurant industry, serving char-grilled steak and chicken burritos, tacos and quesadillas. Rubio's also features a delicious seafood line, including lobster, shrimp, Mahi-Mahi, and the world famous fish taco. Rubio's currently operates 133 company-owned restaurants in California, Arizona, Utah and Colorado, and seven franchised restaurants in Nevada, California, and Portland. For more information about the Company, visit Rubio's at www.rubios.com.

Some of the information in this press release may contain forward-looking statements regarding future events or the future financial performance by the Company. Actual results may differ substantially as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse affects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset writedowns, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, food commodity prices, competition, and governmental actions regarding minimum wage. These and other factors can be found in our filings with the SEC including without limitation in the "Risk Factors" section of our most recent Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

                               Contact: Ira Fils, CFO, Rubio's Restaurants, Inc.
                                                                 (760) 929-8226;

                                                        Erin Peacock, Peacock PR
                   (949) 464-1096 Office; (949) 307-1889 Cell; peacockpr@cox.net

                                      # # #